UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2011

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida		33172
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with its previously announced concurrent public offerings of common stock and senior subordinated notes, on March 2, 2011 Perry Ellis International, Inc. (the “Company”) entered into underwriting agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the underwriters that are parties thereto (the “Underwriting Agreements”). The offerings closed on March 8, 2011.

Pursuant to the Underwriting Agreement relating to the common stock offering, the Company agreed to sell, and the underwriters agreed to purchase, 2.0 million shares of the Company’s common stock at a price to the public of $28.00 per share and an underwriting discount of $1.40 per share, resulting in net proceeds to the Company before offering expenses of $26.60 per share, or $53,200,000 in aggregate net proceeds to the Company. The Company is using the net proceeds from the common stock offering to repay a portion of the amounts outstanding under its senior credit facility.

Pursuant to the Underwriting Agreement relating to the senior subordinated notes offering, the Company agreed to sell, and the underwriters agreed to purchase, $150 million in aggregate principal amount of the Company’s 7.875% Senior Subordinated Notes Due 2019 at a price to the public of 100.00% of par and an underwriting discount of 2.0%, resulting in aggregate net proceeds to the Company of $147,000,000. The Company is using the net proceeds of the senior subordinated notes offering first to redeem its currently outstanding 8- 7/8% Senior Subordinated Notes Due 2013 at a redemption price of 101.4792% of the outstanding principal amount, plus accrued and unpaid interest, and the remaining net proceeds to repay a portion of the amounts outstanding under its senior credit facility.

The foregoing descriptions of the Underwriting Agreements are qualified in their entirety by reference to the applicable agreements, copies of which are filed herewith as Exhibit 1.1 and Exhibit 1.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

(d)	Exhibits.

1.1	Underwriting Agreement by and among Perry Ellis International, Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. dated March 2, 2011 for the common stock offering.

1.2	Underwriting Agreement by and among Perry Ellis International, Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. dated March 2, 2011 for the 7.875% Senior Subordinated Notes Due 2019 offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: March 8, 2011	By:	/s/ Cory Shade
Cory Shade, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement by and among Perry Ellis International, Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. dated March 2, 2011.

1.2	Underwriting Agreement by and among Perry Ellis International, Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc. dated March 2, 2011.